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Exhibit (23)

INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULE

To the Stockholders and Directors of Liqui-Box Corporation

We consent to the incorporation by reference in Registration Statements No. 33-35815, No. 33-35816, No. 33-35817, and No. 33-42452 of Liqui-Box Corporation
on Form S-8 of our report dated March 12, 1999 incorporated by reference in this Annual Report on Form 10-K of Liqui-Box Corporation for the year ended January 2, 1999.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the consolidated financial statement schedule of Liqui-Box Corporation, listed in Item 14(a). This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Columbus, Ohio

April 1, 1999